UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of European Wax Center, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01 Entry into a Material Definitive Agreement.

General

On April 6, 2022 (the “Closing Date”), EWC Master Issuer LLC, a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Master Issuer”), completed its previously announced securitization transaction pursuant to which it issued $400 million in aggregate principal amount of Series 2022-1 5.50% Fixed Rate Senior Secured Notes, Class A-2 (the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into (i) the Variable Funding Note Purchase Agreement (as defined below) that allows for the issuance of up to $40 million in Variable Funding Notes (as defined below), and certain letters of credit, none of which will be drawn as of the Closing Date, and (2) an advance funding facility with Bank of America, N.A. (“BofA”) under the Advance Funding Facility Agreement attached to this Form 8-K as Exhibit 10.1, whereby BofA and any other advance funding provider thereunder will, in certain specified circumstances, make certain debt service advances and collateral protection advances (not to exceed $5 million in the aggregate) in connection with the transactions contemplated in the Base Indenture (as defined below). The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued were issued in a securitization transaction pursuant to which substantially all of the Company’s revenue-generating assets in the United States are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned direct and indirect subsidiaries of the Master Issuer that act as Guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.

The Notes were issued under a Base Indenture dated as of the Closing Date (the “Base Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.1, and the related supplemental indenture dated as of the Closing Date (the “Series 2022-1 Supplement” and collectively with the Base Indenture, the “Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.2, each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture will allow the Master Issuer to issue additional series of notes in the future subject to certain conditions.

Class A-1 Notes

In connection with the issuance of the Class A-2 Notes, the Master Issuer entered into a revolving financing facility consisting of Variable Funding Notes (the “Variable Funding Notes”), which allows for the issuance of up to $40 million of Variable Funding Notes and certain other credit instruments, including letters of credit, as of the Closing Date. While the Master Issuer does not anticipate drawing on the Variable Funding Notes as of the Closing Date, the Master Issuer expects to have approximately $5.6 million in an undrawn letter of credit issued under the Variable Funding Notes on the Closing Date. The Variable Funding Notes will allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement dated as of the Closing Date (the “Variable Funding Note Purchase Agreement”) among the Master Issuer, the Guarantors, the Manager, certain conduit investors, financial institutions and funding agents, and BofA, as provider of letters of credit and as administrative agent. The Variable Funding Note Purchase Agreement is attached to this Form 8-K as Exhibit 10.2. The Variable Funding Notes will be governed in part by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Base Indenture, to be dated as of the Closing Date, as supplemented by the Series 2022-1 Supplement to be dated as of the Closing Date, among the Master Issuer and Citibank, N.A. as trustee and securities intermediary. Interest on the Variable Funding Notes will be payable at per annum rates based on term SOFR (plus a credit adjustment spread) or the lenders’ commercial paper funding rate plus 212.5 basis points. There is a commitment fee on the unused portion of the Variable Funding Notes facility, equal to 50 basis points per annum. It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to March 2025, subject to two additional one-year extensions at the option of the Manager. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum.

Class A-2 Notes

While the Class A-2 Notes are outstanding, payments of principal and interest are required to be made on the Class A-2 Notes on a quarterly basis. The quarterly payments of principal on the Class A-2 Notes may be suspended in the event that the leverage ratio for the Company and its subsidiaries, including the securitization entities, is, in each case, less than or equal to 5.00x.

The legal final maturity date of the Class A-2 Notes is in March of 2052, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2 Notes will be repaid in March of 2027. If the Master Issuer has not repaid or refinanced the Class A-2 Notes prior to their respective anticipated repayment dates, additional interest will accrue on the Class A-2 Notes equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond equivalent basis) on such anticipated repayment date of the United States treasury Security having a term closest to ten (10) years plus (ii) 5.00%, plus (iii) 3.87%, exceeds the original interest rate. The Class A-2 Notes rank pari passu with the Variable Funding Notes.

The Notes are secured by the collateral described below under “Guarantees and Collateral.”

Guarantees and Collateral

Pursuant to the Guarantee and Collateral Agreement dated as of the Closing Date (the “Guarantee and Collateral Agreement”), among EWC Holding Guarantor LLC, EWC Franchisor LLC and EWC Distributor LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and have secured the guarantee by granting a security interest in substantially all of their assets.

The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”). The assets of the Securitized Entities (the “Securitized Assets”) include substantially all of the Company’s revenue-generating assets in the United States, which principally consist of franchise-related agreements, certain supply, distribution and logistics services agreement, intellectual property and license agreements for the use of intellectual property. The pledge and collateral arrangements for the Master Issuer are included in the Base Indenture.

The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.

Management of the Securitized Assets

None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated as of the Closing Date (the “Management Agreement”), among the Securitization Entities, EWC Ventures, LLC, as manager, and Citibank, N.A. as trustee. The Company entered into a Parent Company Support Agreement dated as of the Closing Date (the “Parent Company Support Agreement”), between the Company and Citibank, N.A., as Trustee. A copy of the Management Agreement is attached to this Form 8-K as Exhibit 10.3, and a copy of the Parent Company Support Agreement is attached to this Form 8-K as Exhibit 10.4.

EWC Ventures, LLC acts as the manager with respect to the Securitized Assets. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager is entitled to the payment of a regular management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement.

The manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents, for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.

Pursuant to the Parent Company Support Agreement, the Company agreed to cause its subsidiaries (including the Manager) to perform each of their respective obligations (including any indemnity obligations) and duties under the Management Agreement and under the distribution agreements and contribution agreements entered into in connection with the securitized financing facility, in each case as and when due. To the extent that any of such subsidiaries has not performed any such obligation or duty within the prescribed time frame after such obligation or duty was required to be performed, the Company has agreed to either (i) perform such obligation or duty or (ii) cause such obligations or duties to be performed on its behalf.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, the sum of system-wide sales being below certain levels on certain measurement dates, certain manager termination events (including in certain cases a change of control of EWC Ventures, LLC), an event of default and the failure to repay or refinance the Notes on the applicable anticipated repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.

Use of Proceeds

A portion of the net proceeds of the offering has been or will be used to repay in full approximately $180.0 million of existing indebtedness under the Company’s senior secured credit facilities, to pay the transaction costs associated with the securitized financing facility and, we expect, a one-time special dividend to stockholders. The timing and amount of any dividend remains subject to the determination of the Company’s board of directors.

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture, dated April 6, 2022, a copy of which is attached hereto as Exhibit 4.1, the Series 2022-1 Supplement, April 6, 2022, a copy of which is attached hereto as Exhibit 4.2, the Guarantee and Collateral Agreement, dated April 6, 2022, a copy of which is attached as Exhibit 4.3, the Advance Funding Facility Agreement, a copy of which is attached as Exhibit 10.1, the Variable Funding Note Purchase Agreement, dated April 6, 2022, a copy of which is attached as Exhibit 10.2, the Management Agreement dated April 6, 2022, a copy of which is attached hereto as Exhibit 10.3 and the Parent Company Support Agreement dated April 6, 2022, a copy of which is attached hereto as Exhibit 10.4, and each of which are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02 Termination of a Material Definitive Agreement

The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The descriptions in Item 1.01 are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

In connection with the completion of the securitization transaction and an update of the Company’s financial outlook, the Company issued a press release on the Closing Date, which is included herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Base Indenture, dated April 6, 2022, among EWC Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
4.2

Series 2022-1 Supplement, dated April 6, 2022, between EWC Master Issuer LLC, as Master Issuer of the Series 2022-1 fixed rate senior secured notes, Class A-2, and Series 2022-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2022-1 Securities Intermediary.

4.3	Guarantee and Collateral Agreement, dated April 6, 2022, made by EWC Holding Guarantor LLC, EWC Franchisor LLC and EWC Distributor LLC, each as a Guarantor, in favor of Citibank, N.A., as Trustee.
10.1

Advance Funding Facility Agreement, dated April 6, 2022, among BofA, as advance funding administrative agent, EWC Master Issuer LLC, EWC Holding Guarantor LLC, EWC Franchisor LLC, EWC Distributor LLC, EWC Ventures, LLC and each other advance funding provider party thereto.

10.2

Class A-1 VFN Note Purchase Agreement, dated April 6, 2022, among EWC Master Issuer LLC, as Master Issuer, EWC Holding Guarantor LLC, EWC Franchisor LLC and EWC Distributor LLC, each as Guarantor, EWC Ventures, LLC, as Manager, certain conduit investors and financial institutions and funding agents, and Bank of America, N.A., as provider of letters of credit, as administrative agent.

10.3

Management Agreement, dated April 6, 2022, among EWC Master Issuer LLC, EWC Holding Guarantor LLC, certain subsidiaries of EWC Master Issuer LLC party thereto, EWC Ventures, LLC, as Manager, and Citibank, N.A., as Trustee.

10.4	Parent Company Support Agreement, dated April 6, 2022, between European Wax Center, Inc. and Citibank, N.A., as Trustee.
99.1	Press release issued by European Wax Center, Inc. on April 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: April 6, 2022	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary